ASSIGNMENT


     WHEREAS, Kevin O. Shoemaker, of Morrison, Colorado, has invented certain new and useful improvements in PLANAR SERPENTINE ANTENNAS, for which he has made application for Letters Patent of the United States of America, said application being identified as Serial No. 471,858, filed January 29, 1990; and

     WHEREAS, he now owns the entire right, title and interest therein; and

     WHEREAS, Antennas America, Inc., of 14045 W. 66th Avenue, Arvada, Colorado, 80004, a corporation duly organized under the laws of the State of Colorado, is desirous of acquiring the entire interest in the same;

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and certain other good and valuable considerations to him in hand paid, the receipt of which is hereby acknowledged, the said Kevin O. Shoemaker by these presents does sell, assign and transfer unto the said Antennas America, Inc., its successors, legal representatives and assigns, the entire right, title and interest in and to the said invention and the aforesaid application, for the territory of the United States of America and for all foreign countries, and to all Letters Patent, divisions, continuations, continuations-in-part, reissues, and extensions to be obtained therefor, and covenants that he has full right so to do, and agrees that he will communicate to said Antennas America, Inc., or its representatives, all facts known to him respecting said invention whenever requested; and he further agrees to cooperate with the assignee hereunder in the obtaining and sustaining of any and all such Letters Patent, but at the expense of said assignee.

     The Commissioner of Patents and Trademarks is hereby authorized and requested to issue any and all Letters Patent, solely in accordance with the terms of this assignment, to Antennas America, Inc., its successors, legal representatives and assigns, as the assignee of the entire right, title and interest therein.

     IN WITNESS WHEREOF, he has hereunto set his hand and seal on the date set forth hereinafter.

                                          /s/ Kevin O. Shoemaker
                                          ----------------------
                                          Kevin O. Shoemaker

STATE OF COLORADO )
                  )
COUNTY OF         )

     On this 23rd day of May, 1990, personally appeared before me Kevin O. Shoemaker, to me known and known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he executed the same for the purposes and consideration therein expressed.


                                          /s/ Andrea Peterson
                                          -------------------
                                          Notary Public

SEAL                                      My Commission expires:
                                            January 14, 1994